Exhibit 10.47

Asterisks indicate that confidential information has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to this omitted information.

AMENDMENT NO. 1 TO CREDIT AND SECURITY AGREEMENT (TERM)

THIS AMENDMENT NO. 1 TO CREDIT AND SECURITY AGREEMENT (this “Amendment”) is made as of this 12th day of July, 2018 (the “Amendment Effective Date”), by and among MIDCAP FINANCIAL TRUST, a Delaware statutory trust, individually as a Lender, and as Agent, and the financial institutions or other entities from time to time parties hereto, each as a Lender., the lenders (individually, each a “Lender” and collectively, the “Lenders”) party to the Credit Agreement (as defined below), ACCURAY INCORPORATED, a Delaware corporation (“Accuray” or “Borrower Representative”), TOMOTHERAPY INCORPORATED, a Wisconsin corporation, and any additional borrower that may hereafter be added to this Agreement (collectively, “Other Borrowers” and, together with Borrower Representative, each individually as a “Borrower”, and collectively as “Borrowers”).

RECITALS

A.Borrowers, Agent and the Lenders are party to that certain Credit and Security Agreement dated as of December 15, 2017, as previously amended and modified (as amended hereby, and as may be further amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), pursuant to which Lenders agreed to make available to Borrowers a term loan facility in the maximum principal amount of $60,000,000 at any time outstanding.  Capitalized terms used but not defined in this Amendment shall have the meanings that are set forth in the Credit Agreement, as amended hereby.

B.Borrowers have requested certain amendments to the Credit Agreement all as set forth herein.

C.The parties now agree to amend and modify the Credit Agreement all in accordance with the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Lenders and Borrowers hereby agree as follows:

1.Specific Amendments to Credit Agreement.

(a)Section 6.2 — Fixed Charge Coverage Ratio.  Section 6.2 of the Credit Agreement is hereby deleted in its entirety and restated to read as follows:

“Section 6.2Fixed Charge Coverage Ratio.  Borrowers will not permit the Fixed Charge Coverage Ratio for any Defined Period, as tested quarterly (as of the last day of such fiscal quarter), beginning with the first full fiscal quarter ending after the Closing Date, to be less than (a) in the case of the fiscal quarter ending December 31, 2017, 0.80 to 1.00, (b) in the case of the fiscal quarter ending March 31, 2018, 1.00 to 1.00, (c) in the case of the fiscal quarter ending June 30, 2018, 0.75 to 1.00, (d) in the case of the fiscal quarters ending September 30, 2018 and December 31, 2018, 0.50 to 1.00 and (e) for each fiscal quarter thereafter, 1.00 to 1.00.”

(b)Conditions to Funding Term Loan Tranche 2.  Section 7.2(d) of the Credit Agreement is hereby deleted in its entirety and restated to read as follows:

“(d)in the case of any borrowing of the Term Loan Tranche 2, (i) Agent has received written notice of the intent to borrow at least thirty (30) day prior to the date of such borrowing and a duly executed Notice of Borrowing at least two (2) Business Days prior to such proposed borrowing, and (ii) Agent has received a certificate of a Responsible Officer of Borrower Representative demonstrating, on a pro forma basis after giving effect to the borrowing of the Term Loan Tranche 2, that Borrowers have a Fixed Charge Coverage Ratio of not less than 0.75 to 1.00.”

(c)Compliance Certificate.  Exhibit B to the Credit Agreement, Compliance Certificate, is hereby deleted in its entirety and replaced with Exhibit A attached hereto, with the changes there to indicated in bold double underline. For purposes of clarity, the amendments to the Compliance Certificate shown on Exhibit A shall be applicable to the calculations submitted for the Defined Period ending June 30, 2018 and thereafter.

2.Reaffirmation of Security Interest.  Each Borrower hereby expressly acknowledges and agrees that all Liens granted under the Financing Documents extend to and cover all of the obligations of Borrowers and any other Credit Party to Agent and the Lenders, now existing or hereafter arising including, without limitation, those arising in connection with the Credit Agreement, as amended by this Amendment, upon the terms set forth in the Credit Agreement, all of which Liens are hereby ratified, reaffirmed, confirmed and approved.

3.Enforceability.  This Amendment constitutes the legal, valid and binding obligation of Borrowers, and is enforceable against Borrowers in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.  Each of the agreements, documents and instruments executed in connection herewith to which a Borrower is a party constitutes the legal, valid and binding obligation of such Borrower, and is enforceable against such Borrower in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

2

4.Confirmation of Representations and Warranties.  Each Credit Party represents and warrants to Agent and Lenders that, before and after giving effect to this Amendment:

(a)the representations and warranties of each Credit Party contained in the Financing Documents are true, correct and complete in all material respects (or, if such representation or warranty is, by its terms, qualified by materiality, in all respects) on and as of the date hereof, except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty is true, correct and complete in all material respects (or, if such representation or warranty is, by its terms, qualified by materiality, in all respects) as of such earlier date.

(b)The execution and delivery by each Credit Party of this Amendment and the performance by it of the transactions herein contemplated (i) are and will be within its powers, (ii) have been authorized by all necessary action, (iii) are not and will not conflict with or result in any breach or contravention of, or the creation of any Lien under, any Material Contract to which any Credit Party is a party, any Organizational Document of any Credit Party, any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which any Credit Party or the property of any Credit Party is subject, (iv) will not violate any applicable Law (including, without limitation, any corporation law, limited liability company law or partnership law of the states in which the Credit Parties are organized), and (v) will not result in a limitation on any material licenses, permits or other governmental approvals applicable to the business, operations or properties of any Credit Party.

(c)This Amendment and all allonges, assignments, instruments, documents, and agreements executed and delivered in connection herewith, are and will be valid, binding, and enforceable against each Credit Party in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

(d)No Event of Default or Default has occurred and is continuing as of the date of this Amendment.

(e)Both before and after giving effect to (a) the Loans to be made or extended on the date hereof, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of the Credit Parties, (c) the consummation of the transactions contemplated in the Financing Documents, and (e) the payment and accrual of all transaction costs in connection with the foregoing, the Credit Parties, taken as a whole, are Solvent.

5.Conditions to Effectiveness.  The obligation of Agent and Lenders to enter into this Amendment shall be subject to the satisfaction of the following conditions precedent:

(a)that Agent shall have a copy of this Amendment, duly executed by Borrowers, Agent and Required Lenders, in form and substance satisfactory to Agent;

(b)that Agent shall have a copy of the corresponding amendment to the Affiliated Credit Agreement duly executed by the parties thereto, in form and substance satisfactory to Agent; and

(c)all fees payable to Agent or any Lender in connection with the execution of this Amendment shall have been paid.

3

6.Costs, Fees and Expenses.  In consideration of Agent’s and each Lender’s agreement to enter into this Amendment, Borrowers shall be responsible for the payment of all reasonable costs, fees and expenses of Agent’s counsel incurred in connection with the preparation of this Amendment and any related documents.  All such costs, fees and expenses shall be paid with proceeds of Revolving Loans.

7.Defenses and Setoffs.  Each Credit Party hereby represents and warrants that as of the date hereof, there are no defenses, setoffs, claims or counterclaims which could be asserted against the Agent or the Lenders arising from or in connection with the Credit Agreement or any other Financing Document.

8.Affirmation.  Except as specifically amended pursuant to the terms hereof, the Credit Agreement and all other Financing Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrowers.  Each Borrower covenants and agrees to comply with all of the terms, covenants and conditions of the Credit Agreement (as amended hereby) and the Financing Documents notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Agent’s or any Lender’s part which might otherwise constitute or be construed as a waiver of or agreement to such terms, covenants and conditions.

9.No Waiver or Novation.  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or Lenders, nor constitute a waiver of any provision of the Credit Agreement, the other Financing Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing.  Nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Credit Agreement or other Financing Documents or any of Agent’s or Lenders’ rights and remedies in respect of such Defaults or Events of Default.  This Amendment (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.

10.Incorporation of Credit Agreement Provisions.  The provisions contained in Section 12.8 (Governing Law; Submission to Jurisdiction) and 12.9 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

11.Headings.  Section headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

12.Counterparts.  This Amendment may be executed in counterparts, and such counterparts taken together shall be deemed to constitute one and the same instrument.  Signatures by facsimile or by electronic mail delivery of an electronic version of any executed signature page shall bind the parties hereto.

13.Reference to the Effect on the Financing Documents.  Upon the effectiveness of this Amendment, each reference in any Financing Document to “this Amendment,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to such Financing Document as modified by this Amendment.

(SIGNATURES APPEAR ON FOLLOWING PAGES)

4

IN WITNESS WHEREOF, intending to be legally bound, the undersigned have executed this Amendment as of the day and year first hereinabove set forth.

BORROWER	ACCURAY INCORPORATED,
REPRESENTATIVE:	a Delaware corporation

	By:	/s/ Kevin Waters
Kevin Waters
Chief Financial Officer

OTHER BORROWERS:	TOMOTHERAPY INCORPORATED,
a Wisconsin corporation

	By:	/s/ Kevin Waters
Kevin Waters
Director

SIGNATURE PAGE TO AMENDMENT NO 1 TO CREDIT AND SECURITY AGREEMENT

AGENT:	MIDCAP FINANCIAL TRUST,
a Delaware statutory trust

	By:	Apollo Capital Management, L.P.
	Its:	Investment Manager

	By:	Apollo Capital Management GP, LLC
	Its:	General Partner

	By:	/s/ Maurice Amsellem
Maurice Amsellem
Authorized Signatory

LENDERS:	MIDCAP FINANCIAL TRUST,
a Delaware statutory trust

	By:	Apollo Capital Management, L.P.
	Its:	Investment Manager

	By:	Apollo Capital Management GP, LLC
	Its:	General Partner

	By:	/s/ Maurice Amsellem
Maurice Amsellem
Authorized Signatory

MIDCAP FUNDING xiii TRUST,
a Delaware statutory trust

By:	Apollo Capital Management, L.P.
Its:	Investment Manager

By:	Apollo Capital Management GP, LLC
Its:	General Partner

By:	/s/ Maurice Amsellem
Maurice Amsellem
Authorized Signatory

SIGNATURE PAGE TO AMENDMENT NO 1 TO CREDIT AND SECURITY AGREEMENT

LENDERS:

AMISSIMA DIVERSIFIED INCOME ICAV, an Umbrella Irish Collective Asset-Management Vehicle with Segregated Liability between its Sub-Funds, acting in respect of its Sub-Fund, Amissima Assicurazioni Multi-Credit Strategy Fund

	By:	Apollo Management International LLP
	Its:	Portfolio Manager

	By:	AMI (Holdings), LLC
	Its:	Member

	By:	/s/ Joseph D. Glatt
	Name:	Joseph D. Glatt
	Title:	Vice President

SIGNATURE PAGE TO AMENDMENT NO 1 TO CREDIT AND SECURITY AGREEMENT

LENDERS:	Flexpoint MCLS HOLDINGS LLC

	By:	/s/ Daniel Edelman
	Name:	Daniel Edelman
	Title:	Authorized Signatory

SIGNATURE PAGE TO AMENDMENT NO 1 TO CREDIT AND SECURITY AGREEMENT

LENDERS:	APOLLO CREDIT FUNDS ICAV, an Umbrella Irish Collective Asset-Management Vehicle with Segregated Liability between its Sub-Funds, acting in respect of its Sub-Fund, Apollo Helius Multi-Credit Fund I

	By:	ACF Europe Management, LLC
	Its:	Portfolio Manager

	By:	Apollo Capital Management, L.P.
	Its:	Sole Member

	By:	Apollo Capital Management GP, LLC
	Its:	General Partner

	By:	/s/ Joseph D. Glatt
	Name:	Joseph D. Glatt
	Title:	Vice President

SIGNATURE PAGE TO AMENDMENT NO 1 TO CREDIT AND SECURITY AGREEMENT

LENDERS:	ELM 2016-1 TRUST

	By:	MidCap Financial Services Capital Management, LLC, as Servicer

	By:	/s/ John O’Dea
	Name:	John O’Dea
	Title:	Authorized Signatory

SIGNATURE PAGE TO AMENDMENT NO 1 TO CREDIT AND SECURITY AGREEMENT

EXHIBIT A

EXHIBIT B TO CREDIT AGREEMENT (COMPLIANCE CERTIFICATE)

COMPLIANCE CERTIFICATE

Date:  __________, 20__

This Compliance Certificate is given by _____________________, a Responsible Officer of ACCURAY INCORPORATED (the “Borrower Representative”), pursuant to that certain Credit and Security Agreement dated as of December 15, 2017 among the Borrower Representative, TomoTherapy Incorporated and any additional Borrower that may hereafter be added thereto (collectively, “Borrowers”), MidCap Financial Trust, individually as a Lender and as Agent, and the financial institutions or other entities from time to time parties hereto, each as a Lender (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The undersigned Responsible Officer hereby certifies to Agent and Lenders that:

(a)

[the financial statements delivered with this certificate in accordance with Section 4.1 of the Credit Agreement fairly present in all material respects the results of operations and financial condition of Borrowers and their Consolidated Subsidiaries as of the dates and the accounting period covered by such financial statements;][1]

(b)

the representations and warranties of each Credit Party contained in the Financing Documents are true, correct and complete in all material respects on and as of the date hereof, except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct in all material respects as of such earlier date; provided, however, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof;

(c)

I have reviewed the terms of the Credit Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of Borrowers and their Consolidated Subsidiaries during the accounting period covered by such financial statements and such review has not disclosed the existence during or at the end of such accounting period, and I have no knowledge of the existence as of the date hereof, of any condition or event that constitutes a Default or an Event of Default, except as set forth in Schedule 1 hereto, which includes a description of the nature and period of existence of such Default or an Event of Default and what action Borrowers have taken, are undertaking and propose to take with respect thereto;

[1]	Include only with respect to compliance certificates delivered at the end of each fiscal quarter.
Exhibit B – Page 1

(d)

except as noted on Schedule 2 attached hereto, the Credit Agreement contains a complete and accurate list of all business locations of Borrowers and Guarantors and all names under which Borrowers and Guarantors currently conduct business; Schedule 2 specifically notes any changes in the names under which any Borrower or Guarantor conduct business;

(e)

except as noted on Schedule 3 attached hereto, the undersigned has no knowledge of (i) any federal or state tax liens having been filed against any Borrower, Guarantor or any Collateral or (ii) any failure of any Borrower or Guarantors to make required payments of withholding or other tax obligations of any Borrower or Guarantors during the accounting period to which the attached statements pertain or any subsequent period;

(f)	Schedule 5.14 to the Credit Agreement contains a complete and accurate statement of all Deposit Accounts and Securities Accounts maintained by Borrowers and Guarantors;
(g)

except as noted on Schedule 4 attached hereto and Schedule 3.6 to the Credit Agreement, the undersigned has no knowledge of (i) any litigation or governmental proceedings pending or threatened (in writing) against Borrowers or other Credit Party which would reasonably be expected to have a Material Adverse Effect with respect to Borrowers or any other Credit Party or which in any manner calls into question the validity or enforceability of any Financing Document, (ii) any Credit Party being in breach or default under or with respect to any Material Contract, or any Credit Party being in breach or default under or with respect to any other contract, agreement, lease or other instrument to which it is a party or by which its property is bound or affected, which breach or default could reasonably be expected to have a Material Adverse Effect, (iii) any strikes or other labor disputes pending or, to any Borrower’s knowledge, threatened against any Credit Party, (iv) any infringement by any other Person with respect to any Intellectual Property rights of any Credit Party that could reasonably be expected to result in a Material Adverse Effect, or if, to the knowledge of the Credit Parties, there is any claim by any other Person that any Credit Party, in the conduct of its business, is infringing the Intellectual Property rights of such other party that could reasonably be expected to result in a Material Adverse Effect, or (v) any returns, recoveries, disputes and claims that involve more than $2,500,000;

(h)	[except as noted on Schedule 5 attached hereto, Schedule 3.19 to the Credit Agreement is true and correct in all material respects;] [2]
(i)

except as noted on Schedule 6 attached hereto, no Borrower or Guarantor has acquired, by purchase or otherwise, any Chattel Paper, Letter-of-Credit Rights, Instruments, or Investment Property (in each case, to the extent not an Excluded Perfection Asset) that has not previously been reported to Agent on any Schedule 6 to any previous Compliance Certificate delivered by Borrower Representative to Agent;

[2]	Include only with respect to compliance certificates delivered at the end of each fiscal quarter.
Exhibit B – Page 2

(j)

except as noted on Schedule 7 attached hereto, no Borrower or Guarantor is aware of any commercial tort claim (other than an Excluded Perfection Asset) that has not previously been reported to Agent on any Schedule 7 to any previous Compliance Certificate delivered by Borrower Representative to Agent; and

(k)

[Borrowers and Guarantors (if any) are in compliance with the covenants contained in Article 6 of the Credit Agreement, as demonstrated by the calculation of such covenants below, except as set forth below; in determining such compliance, the following calculations have been made:  [See attached worksheets].  Such calculations and the certifications contained therein are true, correct and complete in all material respects.][3]

The foregoing certifications and computations are made as of ________________, 20__ (end of month) and as of _____________, 20__.

Sincerely,

ACCURAY INCORPORATED

By:
Name:
Title:

[3]	Include only with respect to compliance certificates delivered at the end of each fiscal quarter.
Exhibit B – Page 3

EBITDA Worksheet (Attachment to Compliance Certificate)

EBITDA for the applicable Defined Period is calculated as follows:

Net income (or loss) for the Defined Period of Borrowers and their Consolidated Subsidiaries, but excluding:  (a) the income (or loss) of any Person (other than Subsidiaries of Borrowers) in which Borrowers or any of their Subsidiaries has an ownership interest unless received by Borrower or their Subsidiary in a cash distribution; and (b) except as expressly provided in the last paragraph of this worksheet, the income (or loss) of any Person accrued prior to the date it became a Subsidiary of Borrowers or is merged into or consolidated with Borrowers

$
Plus:	without duplication, the sum of the following amounts for such Defined Period to the extent deducted from the calculation of net income for such Defined Period:
(a)	Any provision for income, profits, capital gain and franchise taxes deducted in the determination of net income for the Defined Period	$
(b)	Interest expense, net of interest income, deducted in the determination of net income for the Defined Period	$
(c)	Amortization and depreciation deducted in the determination of net income for the Defined Period	$
(d)	Losses from extraordinary items	$
(e)	The aggregate net loss on the disposition of property outside the Ordinary Course of Business	$
(f)

Fees or expenses paid in connection with the execution and delivery of the Operative Documents on the Closing Date, to the extent paid in cash during such period (and not capitalized in accordance with GAAP), in an aggregate amount not to exceed $[*****] during the term of the Credit Agreement

$
(g)

Other non-cash expenditures, charges or losses for such period (including, without limitation, non-cash adjustments resulting from the application of purchase accounting, non-cash expenses or charges arising from grants of performance-based stock units, stock appreciation rights, stock options or restricted stock, non-cash impairment of good will and other long term intangible assets and unrealized non-cash losses under hedging agreements)

$
Exhibit B – Page 4

[*****] Asterisks indicate that confidential information has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to this omitted information.

(h)

Contingent obligations, purchase price adjustments, milestone payments, earn-out payments and indemnity obligations incurred in connection with any Permitted Acquisition, in each case, in an aggregate amount not to exceed the amount approved in writing by Agent prior to the date on which the financial statements for such period are required to be delivered to Agent and Lenders pursuant to Section 4.1 of the Credit Agreement

$
(i)

Accruals, fees, payments and expenses (including legal, tax, structuring and other costs and expenses) incurred by Borrowers or their respective Subsidiaries in connection with any Permitted Acquisition or other Investment (including, without limitation, changes, alterations, renovations and improvements to assets or property that were acquired in such Permitted Acquisition or Investment undertaken after consummation of such Permitted Acquisition or Investment) or debt or equity issuance or any refinancing transactions or amendment, waiver or other modification of any debt instrument that are payable to unaffiliated third parties or any disposition not in the Ordinary Course of Business, in each case, incurred for such period solely to the extent attributable to any relevant transaction permitted by the Credit Agreement (regardless of whether or not consummated), in each case, in an aggregate amount not to exceed the amount approved in writing by Agent prior to the date on which the financial statements for such period are required to be delivered to Agent and Lenders pursuant to Section 4.1 of the Credit Agreement

$
(j)	Losses from foreign exchange translation adjustment	$
(k)

Unusual, one-time or non-recurring charges and expenses, including non-recurring legal expenses and non-recurring severance, restructuring, integration or similar charges, in each case, incurred during such period in respect of restructurings, plant closings, headcount reductions or other similar actions taken during such period, including relocation costs, business process optimizations, integration costs, signing costs, retention or completion bonuses, employee replacement costs, transition costs, costs related to opening, closure and/or consolidation of facilities, severance charges in respect of employee terminations, and start-up losses related to new business ventures; provided that in no event shall the aggregate amount added to EBITDA under this clause in any Defined Period exceed $[*****] (or such higher amount approved in writing by Agent prior to the date on which financial statements for such period are required to be delivered to Agent and Lenders pursuant to Section 4.1 of the Credit Agreement)

$
Exhibit B – Page 5

[*****] Asterisks indicate that confidential information has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to this omitted information.

Minus:	without duplication, the sum of the following amounts for such Defined Period to the extent included in the calculation of such net income for such Defined Period:	$
(a)	Any credit for income, profits, capital gain and franchise taxes deducted in the determination of net income for the Defined Period	$
(b)	Any gain from extraordinary items	$
(c)	Any aggregate net gain from the disposition of property outside the ordinary course of business	$
(d)	Any gains from foreign exchange translation adjustment	$
(e)	Any other non-cash gain	$
EBITDA for the Defined Period:		$

The parties hereto agree that EBITDA for the fiscal quarter ending (i) on December 31, 2016 is $[*****] (ii) on March 31, 2017 is $[*****] (iii) on June  30, 2017 is $[*****] and (iv) on September 30, 2017 is $[*****].

For purposes of calculating EBITDA pursuant to this worksheet, if any Borrower or a Consolidated Subsidiary consummates a Permitted Acquisition (or, in the case of a Consolidated Subsidiary that is not a Borrower, an acquisition that satisfies the definition of Permitted Acquisition as if such Consolidated Subsidiary was subject thereto) during the Defined Period, EBITDA shall be calculated after giving pro forma effect thereto, as if such Permitted Acquisition occurred on the first day of the Defined Period  (provided that any pro forma adjustments set forth above shall be applied to the target of any Permitted Acquisition only to the extent reasonably acceptable to Agent based upon data presented to Agent to its reasonable satisfaction).

Exhibit B – Page 6

[*****] Asterisks indicate that confidential information has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to this omitted information.

Fixed Charge Coverage Ratio Worksheet  (Attachment to Compliance Certificate)

Fixed Charges for the applicable Defined Period is calculated as follows:

Cash interest expense, net of cash interest income, included in the determination of net income of Borrowers and their Consolidated Subsidiaries for the Defined Period		$
Plus:	without duplication, the sum of the following amounts for such Defined Period:	$
(a)	income, profits, capital gain and franchise taxes included in the determination of net income for the Defined Period	$
(b)

Payments of principal for the Defined Period with respect to all Debt (including the portion of scheduled payments under capital leases allocable to principal but excluding (i) repayments of Revolving Loans under the Affiliated Credit Agreement and other Permitted Debt subject to reborrowing to the extent not accompanied by a concurrent and permanent reduction of the Revolving Loan Commitment (as defined in the Affiliated Financing Documents) (or equivalent loan commitment), (ii) repayments of the 2018 Convertible Notes or the 2022 Convertible Notes, (iii) mandatory prepayments required by Section 2.1(a)(ii)(B) of the Credit Agreement and (iv) repayments of any Permitted Intercompany Investments),

$
(c)	Distributions paid in cash during the Defined Period (other than to the extent paid to a Borrower or Consolidated Subsidiary)	$
Fixed Charges for the applicable Defined Period:		$
Operating Cash Flow for the applicable Defined Period is calculated as follows:
EBITDA for the Defined Period (calculated pursuant to the EBITDA Worksheet)		$
Minus:	Unfinanced Capital Expenditures for the Defined Period	$
Operating Cash Flow for the Defined Period:		$
Covenant Compliance:
Fixed Charge Coverage Ratio (Ratio of Operating Cash Flow to Fixed Charges) for the Defined Period		___ to 1.0
Minimum Fixed Charge Coverage for the Defined Period		[4]to 1.0
In Compliance		Yes/No

[4]	Determined in accordance with Section 6.2 of the Credit Agreement
Exhibit B – Page 7